UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street,

Philadelphia, Pennsylvania , 19102

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.04.

Item 8.01.	Other Events.

On August 28, 2019, pursuant to Section 8.03 of the Fourth Supplemental Indenture, dated as of March 18, 2016, which supplements the Senior Indenture, dated as of March 4, 2013 (together, the “Indenture”), between Radian Group Inc. (the “Company”) and U.S. Bank National Association (the “Trustee”), relating to the Company’s 7.000% Senior Notes due 2021 (the “Notes”), the Trustee, on behalf of the Company, delivered to holders of all outstanding Notes notice of the Company’s planned redemption on September 27, 2019 (the “Redemption Date”) of such outstanding Notes, of which an aggregate principal amount of approximately $70.4 million is outstanding. All capitalized terms in this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the Indenture.

The Redemption Price will be the greater of (a) 100% of the principal amount of the Notes to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, as calculated by an Independent Investment Banker. The Adjusted Treasury Rate will be calculated on the second business day preceding the Redemption Date. The Company will publicly announce the Redemption Price as soon as reasonably practical after it is calculated. The Redemption Price is payable together with accrued and unpaid interest on the Notes.

On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and interest thereon, if any, will cease to accrue on and after the Redemption Date.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture as previously filed with the Securities and Exchange Commission on March 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: August 28, 2019	By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Executive Vice President and Chief Financial Officer